Exhibit 5
                                PLEDGE AGREEMENT

This Pledge Agreement (the "Agreement"), dated as of May 12, 2003, is made by ACT Teleconferencing, Inc., a Colorado corporation ("Pledgor"), in favor of NewWest Mezzanine Fund LP, a Colorado limited partnership, in its capacity as Collateral Agent (the "Collateral Agent"), for the benefit of NewWest Mezzanine Fund LP, a Colorado limited partnership, in its capacity as a lender, and KCEP Ventures II, L.P., a Missouri limited partnership, Convergent Capital Partners I, L.P., a Delaware limited partnership, and James F. Seifert Management Trust dated October 8, 1992 (collectively, "Lenders"). Lenders have provided financing to ACT Teleconferencing Services, Inc. and certain co-borrowers that are subsidiaries of Pledgor (collectively, "Borrower") pursuant to the terms and conditions of a Note Agreement, dated as of the date of this Agreement, among Pledgor, Borrower and Lenders (as such Note Agreement may be amended, supplemented, amended and restated, renewed or otherwise modified from time to time hereafter, the "Note Agreement"). All capitalized terms not otherwise defined shall have the meaning ascribed thereto in the Note Agreement. Pledgor is the owner of the percentage of the outstanding common stock of Borrower and each of the other companies as set forth on Schedule A hereto (each a "Company" and collectively the "Companies") and, as a condition precedent to the Note Agreement and Lenders' extension of credit under the Note Agreement, Lenders have requested that Pledgor grant the Collateral Agent, for the benefit of Lenders, the security interest contemplated by this Agreement. In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Collateral Agent, for the benefit of Lenders, agree as follows:

          1. Grant of Security Interest. Pledgor hereby assigns and pledges to the Collateral Agent for the benefit of Lenders and hereby grants to the Collateral Agent for the benefit of Lenders a security interest in, all of the right, title and interest of Pledgor in and to the following, whether now owned or hereafter acquired (the "Collateral").

               (a) All shares of stock issued by each Company are held or beneficially owned by Pledgor (the "Pledged Shares"), including the certificates representing the Pledged Shares (as such are listed on Schedule A hereto and made a part hereof), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               (b) All additional shares of stock of each Company from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

               (c) All proceeds of any and all of the foregoing Collateral described in clauses (a) and (b) of this Section 1 and any and all payments (in any form whatsoever) made, due or payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and, to the extent not otherwise included, all payments under any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral (the "Proceeds").

               Notwithstanding anything to the contrary contained in this
          Section 1, Pledgor shall not be required to pledge more than 65% of the total outstanding voting stock of any non-U.S. Subsidiary of Pledgor pursuant to this Agreement if such pledge could give rise to adverse tax consequences to Pledgor, and not be required to pledge more than 60% of the total outstanding stock of ACT Teleconferencing Limited.

          2. Security for Obligations. This Agreement and the Collateral under this Agreement secures the payment of (i) all obligations of Borrower now or hereafter existing under the Note Agreement and the other Financing Documents, whether for principal, interest, fees, expenses or otherwise,
     (ii) all obligations of Pledgor now or hereafter existing under the Guarantee dated as of the date of this Agreement (the "Guarantee") by Pledgor in favor of Lenders, and (iii) all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations of Borrower and Pledgor being referred to in this Agreement as the "Obligations").

          3. Representations and Warranties. Pledgor represents and warrants as follows:

               (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Pledged Shares constitute (i) one hundred percent (100%) of the issued and outstanding shares of the capital stock of each of the Companies, except for ACT Business Solutions LTD, which is 97.7% owned by the Pledgor, and except for capital stock required to be owned by foreign persons under applicable laws. There are no warrants, options or other rights to acquire any of the capital stock of any Company.

               (b) Except for Permitted Liens, Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Bank relating to the Bank Indebtedness or Lenders relating to this Agreement.

               (c) The pledge and delivery of the Pledged Shares pursuant to this Agreement creates a valid and perfected security interest in the Collateral, securing the payment of the Obligations.

               (d) Except for the filing of a UCC financing statement with the Secretary of State of Colorado and the delivery of stock certificates as provided below, no authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required either (i) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the perfection of or the exercise by the Collateral Agent, for the benefit of Lenders, of its rights and remedies under this Agreement or for the exercise by the Collateral Agent, for the benefit of Lenders, of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

               (e) Pledgor is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has full power and authority to make and deliver this Agreement. Pledgor's organizational number is 19891112372.

               (f) The execution, delivery and performance of this Agreement by Pledgor (i) have been duly authorized by all necessary action of its officers, directors and stockholders, and (ii) do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its charter or bylaws or any agreement presently binding on it.

               (g) This Agreement has been duly executed and delivered by the authorized officers of Pledgor and constitutes its lawful, binding and legally enforceable obligation (subject to the Bankruptcy Code (as defined below) and other similar laws generally affecting the enforcement of creditors' rights).

               (h) The authorization, execution, delivery and performance of this Agreement do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.

               (i) The outstanding common stock of Pledgor is duly authorized, validly issued, fully paid and nonassessable.

               (j) There are no actions, suits or proceedings pending or threatened against or affecting Pledgor, or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, if adversely determined, may (i) call into question the legality, validity or enforceability of this Agreement or any Financing Document, or (ii) have a material adverse effect on the condition, financial or otherwise, operations, properties or prospects of Pledgor.

               (k) Pledgor has delivered to the Collateral Agent and Lenders, concurrently with the execution of this Agreement, (i) a certificate executed by an authorized officer of Pledgor certifying (A) the resolutions of the directors of Pledgor authorizing the execution, performance and delivery of this Agreement, and (B) as true, correct, complete and in full force and effect, without amendment or revocation as of the date of this Agreement, Pledgor's charter and bylaws.

               (l) Pledgor has delivered to the Collateral Agent certificates representing the Pledged Shares set forth on the Pledged Shares schedule.

          4. Covenants. Pledgor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or the Note Agreement remains in effect, Pledgor shall:

               (a) Not, without the prior written consent of Lender, create or suffer to exist any Lien or any other type of preferential arrangement upon or with respect to the Collateral, or assign any right to receive income, in each case to secure any indebtedness of any Person, other than Permitted Liens

               (b) Not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral.

               (c) Cause each Company not to issue any shares of stock, securities, warrants, options or other acquisition rights in addition to or in substitution for the Pledged Shares issued by such entity, except to Pledgor

               (d) Pledge under this Agreement, immediately upon acquisition (directly or indirectly), any and all additional shares of stock or other securities, warrants, options or other acquisition rights of a Company received or acquired by Pledgor.

          5. Further Assurances. Pledgor hereby agrees that:

               (a) From time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may request, for the benefit of Lenders, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent, for the benefit of Lenders, to exercise and enforce its right and remedies under this Agreement with respect to any Collateral.

               (b) Pledgor will furnish to the Collateral Agent and each Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

          6. Voting Rights.

               (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral for any purpose not inconsistent with the terms of this Agreement or the Note Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in the judgment of the Collateral Agent, such action or inaction would have a material adverse effect on the value of the Collateral or any part thereof, and, provided, further, that Pledgor shall give the Collateral Agent prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any right pertaining to the Collateral or any part thereof which is material to the interests of the Collateral Agent and Lenders.

                    (ii) The Collateral Agent shall execute and deliver (or
               cause to be executed and delivered), to Pledgor, on behalf of Lenders, all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

               (b) Upon the occurrence of an Event of Default, and after notice to Pledgor by the Collateral Agent, all rights of Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of Lenders, who shall thereupon have the sole right to exercise such voting and other consensual rights.

          7. Appointment as Attorney-in-Fact.

               (a) Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any partner, officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in its own name, from time to time, in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement or any Financing Document to the extent permitted by applicable law, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, any Financing Document and, without limiting the generality of the foregoing, hereby gives the Collateral Agent, for the benefit of Lenders, subject to the other terms of this Agreement, the power and right, on behalf of Pledgor, without notice to or assent by Pledgor to do the following:

                    (i) upon the occurrence and continuance of an Event of
               Default, to pay or discharge taxes or Liens levied or placed on or threatened against the Collateral which are not permitted by the terms of this Agreement;

                    (ii) to receive payment of and receipt for any and all
               moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; and

                    (iii) upon the occurrence and continuance of an Event of
               Default, (A) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction and to collect the Collateral or any Proceeds thereof and to enforce any other right in respect of any Collateral; (B) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (C) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (D) except to the extent prohibited by law, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent, for the benefit of Lenders, were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and Pledgor's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the security interest of the Collateral Agent, for the benefit of Lenders, therein, in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do.

                    Pledgor hereby ratifies all that said attorneys shall
               lawfully do or cause to be done by virtue of this Agreement and in accordance herewith. This power of attorney is a power coupled with an interest and shall be irrevocable.

               (b) Pledgor also authorizes the Collateral Agent, for the benefit of Lenders, at any time and from time to time, to execute, in connection with any sale provided for in Section 9 of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          8. Collateral Agent May Perform. If Pledgor fails to perform any agreement contained in this Agreement, the Collateral Agent, for the benefit of Lenders, may itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Pledgor under Section 10(a).

          9. Duties of Collateral Agent. The powers conferred on the Collateral Agent, for the benefit of Lenders, under this Agreement are solely to protect the interest of the Collateral Agent, for the benefit of Lenders, in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession, the Collateral Agent shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility or liability for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) the collection of any proceeds of any Collateral.

          10. Remedies. If any Event of Default shall have occurred and be continuing:

               (a) the Collateral Agent, for the benefit of Lenders, may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) exercise any and all rights and remedies of Pledgor in respect of the Collateral, (ii) manage and control the Collateral and do any acts which it deems necessary or desirable to preserve the value or marketability of the Collateral, or any part thereof or interest therein, all without prior notice to Pledgor, except as specifically provided below with respect to a formal public or private sale and, after deducting the expenses of preserving the Collateral, including, without limitation, just and reasonable compensation for its services and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, shall apply the net proceeds of the Collateral pursuant to the provisions of this Agreement, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Nothing contained in this Agreement shall be construed to impose upon the Collateral Agent any obligation to preserve or protect the Collateral following the occurrence of an Event of Default. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten
          (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) Pledgor recognizes and acknowledges that the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable blue sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that the Collateral Agent has no obligation to delay sale of any such Collateral for the period of time necessary to permit the applicable Company, even if such Company would agree, to register such collateral for public sale under such applicable securities laws. Pledgor agrees that private sales made under the foregoing circumstances shall not be deemed to have been made in a commercially unreasonable manner by that fact alone.

               (c) All payments received by Pledgor under or in connection with any Collateral shall be received in trust for the benefit of the Collateral Agent, on behalf of Lenders, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Collateral Agent for the benefit of Lenders in the same form as so received (with any necessary endorsement).

               (d) All payments made under or in connection with any Collateral and all cash proceeds received by the Collateral Agent, for the benefit of Lenders, in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent, for the benefit of Lenders, as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent, for the benefit of Lenders, pursuant to Section 11) in whole or in part by the Collateral Agent, for the benefit of Lenders, to all or any part of the Obligations, in such order as the Collateral Agent shall elect. Any surplus of such cash or cash proceeds held by the Collateral Agent, for the benefit of Lenders, and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          11. Indemnity and Expenses.

               (a) Pledgor agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct.

               (b) Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the attorneys fees and fees of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement,
          (ii) the custody, preservation, or the sale of, collection from, or other realization upon, any of the Collateral, as provided for in this Agreement, (iii) the exercise or enforcement of any of the rights of the Collateral Agent, for the benefit of Lenders, under this Agreement or (iv) the failure by Pledgor to perform or observe any of the provisions of this Agreement.

          12. Security Interest Absolute. All rights of the Collateral Agent, for the benefit of Lenders, and security interests under this Agreement, and all obligations of Pledgor under this Agreement, shall be absolute and unconditional, irrespective of:

               (a) any lack of validity or enforceability of the Note Agreement, the Guarantee, and the Financing Documents or any other agreement or instrument evidencing all or any part of the Obligations;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Note Agreement, the Guarantee, or any other Financing Document;

               (c) the absence of any attempt to collect the Obligations from any guarantor or other action to enforce the same;

               (d) the waiver or consent by the Collateral Agent or Lenders with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement now or hereafter executed by Pledgor and delivered to the Collateral Agent or Lenders;

               (e) failure by the Collateral Agent to take any steps to perfect and maintain its security interest in, or preserve its rights to, any security or collateral for the Obligations;

               (f) the Collateral Agent's election in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C.
          Section 101 et seq.) (the "Bankruptcy Code"), of the application of
          Section 1111(b)(2) of the Bankruptcy Code;

               (g) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

               (h) any exchange, release or non-perfection of any other collateral; or

               (i) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor.

          13. Waiver. Except as otherwise expressly required by the terms of this Agreement, Pledgor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Pledgor, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this Agreement will not be discharged, except by complete performance of the Obligations. Upon any Event of Default as provided in the Note Agreement, the Guarantee, the Financing Documents, or any other instrument or document evidencing all or any part of the Obligations, the Collateral Agent, for the benefit of Lenders, may, at its sole election, proceed directly and at once, without notice, against Pledgor to recover the full amount or any portion of the Obligations by exercising its rights provided in ss.10 of this Agreement, without first proceeding against any other Person or against any security or collateral for the Obligations. The Collateral Agent shall have the exclusive right to determine the application of payments and credits, if any, from Pledgor or from any other Person on account of the Obligations or of any other liability of Borrower or Pledgor to the Collateral Agent, for the benefit of Lenders.

          14. Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor from the requirements of this Agreement shall be effective unless the such amendment, waiver or consent is in writing and signed by the Collateral Agent and the Majority Purchaser, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          15. Notices. Any notice or notification required, permitted or contemplated under this Agreement shall be provided in accordance with the provisions of the Note Agreement

          16. Continuing Security Interest; Assignment; Termination. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of all of the Obligations, (b) be binding upon Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent, for the benefit of Lenders, under this Agreement, to the Collateral Agent and Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Collateral Agent and Lenders may assign or otherwise transfer any instrument held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to them in this Agreement or otherwise. Upon the payment in full of all Obligations and the termination of any and all obligations of Borrower under the Note Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, the Collateral Agent, on behalf of Lenders, shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

          17. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, except to the extent that the validity or perfection of the security interest under this Agreement, or remedies under this Agreement, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Colorado. Unless otherwise defined in this Agreement or in the Note Agreement, terms used in Article 9 of the UCC are used in this Agreement as defined in the UCC.

          18. Consent to Jurisdiction. PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE COLLATERAL AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OTHER FINANCING DOCUMENT. PLEDGOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY PLEDGOR WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY PLEDGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY LENDER BY REGISTERED MAIL TO PLEDGOR AT ITS ADDRESS PROVIDED IN SECTION 15 AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY PLEDGOR FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY PLEDGOR REFUSES TO ACCEPT SERVICE, PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF PURCHASER TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

          19. Waiver of Jury Trial. EACH OF PLEDGOR AND COLLATERAL AGENT HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS, OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND PLEDGOR; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF PLEDGOR OR THE COLLATERAL AGENT OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH PLEDGOR OR THE COLLATERAL AGENT; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. PLEDGOR AND THE COLLATERAL AGENT ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE COLLATERAL AGENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. PLEDGOR AND THE COLLATERAL AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE FINANCING DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE. EACH OF PLEDGOR AND THE COLLATERAL AGENT FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          20. Security Interest in favor of Bank. To the extent that any obligation of Pledgor pursuant to this Agreement is inconsistent with the obligations of Pledgor to Vectra Bank Colorado, National Association, then the terms of such obligations to Vectra Bank Colorado, National Association shall govern, pursuant to and to the extent provided in the terms and conditions of the Intercreditor Agreement among Vectra Bank Colorado, National Association and the Lenders dated as of the date of this Agreement.


IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by their officers/managers thereunto duly authorized as to the date first above written.

PLEDGOR: ACT Teleconferencing, Inc.


                                  By:  ______________________________
                                  Name:
                                  Title:


Accepted in Denver, Colorado, as of May 12, 2003.

         COLLATERAL AGENT FOR THE BENEFIT OF LENDERS:
         NewWest Mezzanine Fund LP
         By Touchstone Capital Group LLLP, General Partner


-----------------------------------
David L. Henry, Managing General Partner